Exhibit 99

Hovnanian Enterprises, Inc.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ENTERPRISES REPORTS FISCAL 2008 RESULTS
RED BANK, NJ, December 16, 2008 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fourth quarter and fiscal year ended October 31, 2008.
Cash and Inventory as of October 31, 2008:
•	Cash flow during the fourth quarter of fiscal 2008 was positive $175.1 million. At October 31, 2008, homebuilding cash was $838.2 million and the balance on the revolving credit facility was zero.

•	The total land position, as of October 31, 2008, decreased by 24,881 lots compared to October 31, 2007, reflecting decreases of 5,241 owned lots and 19,640 optioned lots.

•	As of October 31, 2008, lots controlled under option contracts totaled 16,464 and owned lots totaled 23,439. The total land position of 39,903 lots represents a 67% decline from the peak total land position at April 30, 2006.

•	Started unsold homes and models declined 43%, from 2,822 at October 31, 2007 to 1,596 at October 31, 2008.
Results for the Twelve and Three month Periods ended October 31, 2008:
•	Total revenues were $3.3 billion for fiscal 2008 compared to $4.8 billion in the previous year. Fourth quarter total revenues were $721.4 million, a decrease of 48% from last year’s fourth quarter.
•	Deliveries, excluding unconsolidated joint ventures, were 10,577 homes for the full year, a 22% decline from 13,564 home deliveries last year. For the fourth quarter of 2008, deliveries were 2,294 homes, excluding unconsolidated joint ventures, a decrease of 42% from 3,969 home deliveries in the fiscal 2007 fourth quarter.
•	The number of net contracts for fiscal 2008, excluding unconsolidated joint ventures, decreased 41% to 6,546 homes compared with the prior year.
•	The number of net contracts for the fourth quarter of fiscal 2008, excluding unconsolidated joint ventures, declined 56% to 1,225 homes compared with last year’s fourth quarter. The fiscal 2007 fourth quarter is a difficult comparison because it includes approximately 1,500 “Deal of the Century” promotion net contracts. Excluding the “Deal of the Century” promotion net contracts from the fourth quarter of fiscal 2007, the number of net contracts for the fourth quarter of 2008 declined 4%.
•	The cancellation rate, excluding unconsolidated joint ventures, for the fourth quarter of fiscal 2008 was 42%, compared with the rate of 40% in the previous year’s fourth quarter.
•	Pre-tax land-related charges and intangible impairments during fiscal 2008 were $776.7 million, including land impairments of $596.0 million, write-offs of predevelopment costs and land deposits of $114.1 million, goodwill impairments of $32.7 million and intangible impairments of $2.7 million, as well as $31.2 million representing our equity portion of write-offs and impairment charges and the write down of our investments in certain unconsolidated joint ventures.
•	Pre-tax land-related charges and intangible impairments during the fourth quarter of fiscal 2008 were $319.9 million, including land impairments of $215.6 million, write-offs of predevelopment costs and land deposits of $47.5 million, goodwill impairments of $32.7 million and intangible impairments of $2.7 million, as well as $21.4 million representing our equity portion of write-offs and impairment charges and the write down of our investments in certain unconsolidated joint ventures.
•	Excluding land-related charges and intangible impairments, the pre-tax loss was $391.3 million and $136.6 million, respectively, for the twelve month and three month periods ended October 31, 2008. Including all land-related charges and intangible impairments, the pre-tax loss was $1.2 billion for all of fiscal 2008 and $456.5 million for the fiscal 2008 fourth quarter.
•	The FAS 109 current and deferred tax valuation allowance charge to earnings was $409.6 million for the full year and $169.5 million during the fourth quarter of 2008. The FAS 109 charge was for GAAP purposes only and is a non-cash valuation allowance against the current and deferred tax asset. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years.
•	For the twelve month period ended October 31, 2008, the net loss available to common stockholders was $1.1 billion, or $16.04 per common share, compared to a $637.8 million net loss, or $10.11 per common share, for the same period a year ago.
•	For the fourth quarter of fiscal 2008, the after tax loss available to common stockholders was $450.5 million, or $5.79 per common share, compared with a net loss of $469.3 million, or $7.42 per common share, in the fourth quarter of fiscal 2007.
Other Key Operating Data:
•	Contract backlog, as of October 31, 2008, excluding unconsolidated joint ventures, was 1,907 homes with a sales value of $646.2 million, a decrease of 68% compared to October 31, 2007.
•	At October 31, 2008, there were 284 active selling communities, excluding unconsolidated joint ventures, a decline of 147 active communities, or 34%, from October 31, 2007.
•	Homebuilding gross margin, before interest expense included in cost of sales, was 6.7% in fiscal 2008 and 4.7% for the fourth quarter of 2008, compared to 15.1% and 10.9%, respectively, in the same periods last year.

•	Pretax income from Financial Services declined 40% compared to the previous year to $16.7 million for fiscal 2008 and declined 49% compared to the same period last year to $3.6 million in the fourth quarter of fiscal 2008.
•	For all of fiscal 2008, deliveries through unconsolidated joint ventures were 704 homes, compared with 1,364 homes during fiscal 2007. During the fourth quarter of fiscal 2008, home deliveries through unconsolidated joint ventures were 185 homes, compared with 471 homes in the fourth quarter of fiscal 2007.
Comments From Management:
“Since mid-September, the housing market has deteriorated in lock-step with the widening financial crisis and declines in broader economic conditions,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “Despite the headwinds we faced, we ended the year with $838 million in cash, slightly above the guidance we gave earlier in the fall before conditions worsened. During the first quarter of fiscal 2009, we reduced our debt by $42 million through an exchange offer in which $71 million of existing unsecured notes were exchanged for $29 million of new secured notes maturing in 2017. We will continue to explore additional debt exchanges, purchases and other opportunistic transactions to reduce our debt. As we look forward, our primary focus remains on cash flow, even at the expense of lower margins,” stated Mr. Hovnanian.
“After three years of an unprecedented housing downturn and the deteriorating state of the U.S. economy, we along with other public and private homebuilders, the National Association of Homebuilders, the Business Roundtable and the National Association of Manufacturers, among others, are seeking a housing stimulus package from the Federal Government to assist buyers of both existing and new homes. The housing industry typically leads the U.S economy into and out of recessions. It is important that a housing stimulus package is passed in order for a turnaround to occur in housing and the U.S. economy overall. More information about the coalition and its initiatives can be found at http://www.fixhousingfirst.com,” concluded Mr. Hovnanian.
Webcast Information:
Hovnanian Enterprises will webcast its fiscal 2008 fourth quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, December 17, 2008. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.
About Hovnanian Enterprises:
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s®

Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2007 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.
Non-GAAP Financial Measures:
Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.
Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities. The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities. For the fourth quarter of 2008, cash flow was $175.1 million of net cash provided by operating activities excluding the change in mortgage notes receivable ($174.7 million from cash flow provided by operating activities less the change in mortgage notes receivable of $0.4 million) plus $0.8 million of net cash provided by investing activities. For the full 2008 fiscal year, cash flow was $368.5 million of net cash provided by operating activities excluding the change in mortgage notes receivable ($462.1 million from cash flow provided by operating activities less the change in mortgage notes receivable of $92.0 million) less $1.6 million of net cash used in investing activities.
(Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes is presented in a table attached to this earnings release.
Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10)

availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2007 and Form 10Q per the quarter ended July 31, 2008.
(Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2008
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Total Revenues	$721,430	$1,391,869	$3,308,111	$4,798,921
Costs and Expenses (a)	1,150,649	1,779,351	4,439,559	5,417,664
Loss from Unconsolidated Joint Ventures	(27,244)	(25,289)	(36,600)	(28,223)

Loss Before Income Taxes	(456,463)	(412,771)	(1,168,048)	(646,966)
Income Tax (Benefit) Provision	(6,004)	53,822	(43,458)	(19,847)

Net Loss	(450,459)	(466,593)	(1,124,590)	(627,119)

Less: Preferred Stock Dividends	—	2,668	—	10,674

Net Loss Available to Common Stockholders	$(450,459)	$(469,261)	$(1,124,590)	$(637,793)

Per Share Data:
Basic:
Loss Per Common Share	$(5.79)	$(7.42)	$(16.04)	$(10.11)
Weighted Average Number of Common Shares Outstanding	77,747	63,207	70,131	63,079
Assuming Dilution:
Loss Per Common Share	$(5.79)	$(7.42)	$(16.04)	$(10.11)
Weighted Average Number of Common Shares Outstanding (b)	77,747	63,207	70,131	63,079

(a)	Includes inventory impairment loss and land option write-offs.

(b)	For periods with a net loss, basic shares are used in accordance with GAAP rules.
Hovnanian Enterprises, Inc.
October 31, 2008
Reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related
Charges and Intangible Impairments to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(456,463)	$(412,771)	$(1,168,048)	$(646,966)
Inventory Impairment Loss and Land Option Write-Offs	263,159	273,353	710,120	457,773
Goodwill and Definite Life Intangible Impairments	35,363	77,556	35,363	135,206
Unconsolidated Joint Venture Investment, Intangible and Land-Related Charges	21,365	31,800	31,242	33,100

(Loss) Income Before Income Taxes Excluding
Land-Related Charges and Intangible Impairments	$(136,576)	$(30,062)	$(391,323)	$(20,887)

Hovnanian Enterprises, Inc.
October 31, 2008
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Sale of Homes	$677,661	$1,308,219	$3,177,853	$4,581,375
Cost of Sales, Excluding Interest (a)	645,690	1,165,509	2,965,886	3,890,474

Homebuilding Gross Margin, Excluding Interest	31,971	142,710	211,967	690,901
Homebuilding Cost of Sales Interest	41,192	45,598	136,439	130,825

Homebuilding Gross Margin, Including Interest	$(9,221)	$97,112	$75,528	$560,076

Gross Margin Percentage, Excluding Interest	4.7%	10.9%	6.7%	15.1%
Gross Margin Percentage, Including Interest	(1.4%)	7.4%	2.4%	12.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Land Sales	$26,333	$42,107	$57,776	$107,955
Cost of Sales, Excluding Interest (a)	19,270	36,094	45,016	87,179

Land Sales Gross Margin, Excluding Interest	7,063	6,013	12,760	20,776
Land Sales Interest	6,136	874	9,522	1,132

Land Sales Gross Margin, Including Interest	$927	$5,139	$3,238	$19,644

(a)	Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
October 31, 2008
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net Loss	$(450,459)	$(466,593)	$(1,124,590)	$(627,119)
Income Tax (Benefit) Provision	(6,004)	53,822	(43,458)	(19,847)
Interest Expense	66,046	47,223	176,336	141,754

EBIT (a)	(390,417)	(365,548)	(991,712)	(505,212)
Depreciation	4,823	4,754	18,426	18,283
Amortization of Debt Costs	1,643	503	3,963	2,576
Amortization and Impairment of Intangibles and Goodwill	35,363	83,700	36,883	162,124

EBITDA (b)	(348,588)	(276,591)	(932,440)	(322,229)
Inventory Impairment Loss and Land Option Write-offs	263,159	273,353	710,120	457,773

Adjusted EBITDA (c)	$(85,429)	$(3,238)	$(222,320)	$135,544

Interest Incurred	$53,411	$46,262	$190,801	$194,547

Adjusted EBITDA to Interest Incurred	(1.60)	(0.07)	(1.17)	0.70

(a)	EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b)	EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)	Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.
Hovnanian Enterprises, Inc.
October 31, 2008
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$182,742	$156,603	$155,642	$102,849
Plus Interest Incurred	53,411	46,262	190,801	194,547
Less Interest Expensed	66,046	47,223	176,336	141,754

Interest Capitalized at End of Period (a)	$170,107	$155,642	$170,107	$155,642

(a)	The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown gross before allocating any portion of the impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	October 31, 2008	October 31, 2007
ASSETS
Homebuilding:
Cash and cash equivalents	$838,207	$12,275

Restricted cash	4,324	6,594

Inventories—at the lower of cost or fair value:
Sold and unsold homes and lots under development	1,342,584	2,792,436

Land and land options held for future development or sale	644,067	446,135

Consolidated inventory not owned:
Specific performance options	10,610	12,123

Variable interest entities	77,022	139,914

Other options	84,799	127,726

Total consolidated inventory not owned	172,431	279,763

Total inventories	2,159,082	3,518,334

Investments in and advances to unconsolidated joint ventures	71,097	176,365

Receivables, deposits, and notes	78,766	109,856

Property, plant, and equipment—net	92,817	106,792

Prepaid expenses and other assets	156,595	174,032

Goodwill	—	32,658

Definite life intangibles	—	4,224

Total homebuilding	3,400,888	4,141,130

Financial services:
Cash and cash equivalents	9,849	3,958

Restricted cash	4,005	11,572

Mortgage loans held for sale or investment	90,729	182,627

Other assets	5,025	6,851

Total financial services	109,608	205,008

Income taxes receivable—including net deferred tax benefits	126,826	194,410

Total assets	$3,637,322	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	October 31, 2008	October 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Nonrecourse land mortgages	$820	$9,430
Accounts payable and other liabilities	420,695	515,422
Customers’ deposits	28,676	65,221
Nonrecourse mortgages secured by operating properties	22,302	22,985
Liabilities from inventory not owned	135,077	189,935

Total homebuilding	607,570	802,993

Financial services:
Accounts payable and other liabilities	10,559	19,597
Mortgage warehouse line of credit	84,791	171,133

Total financial services	95,350	190,730

Notes payable:
Revolving credit agreements	—	206,750
Senior secured notes	594,734	—
Senior notes	1,511,071	1,510,600
Senior subordinated notes	400,000	400,000
Accrued interest	72,477	43,944

Total notes payable	2,578,282	2,161,294

Total liabilities	3,281,202	3,155,017

Minority interest from inventory not owned	24,880	62,238

Minority interest from consolidated joint ventures	976	1,490

Stockholders’ equity:
Preferred stock, $.01 par value—authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000, at October 31, 2008 and October 31, 2007	135,299	135,299
Common stock, Class A, $.01 par value—authorized 200,000,000 shares; issued 73,803,879 shares at October 31, 2008; and 59,263,887 shares at October 31, 2007 (including 11,694,720 shares at October 31, 2008 and October 31, 2007 held in Treasury)	738	593
Common stock, Class B, $.01 par value (convertible to Class A at time of sale)—authorized 30,000,000 shares; issued 15,331,494 shares at October 31, 2008; and issued 15,338,840 shares at October 31, 2007 (including 691,748 shares at October 31, 2008 and October 31, 2007 held in Treasury)	153	153
Paid in capital—common stock	418,626	276,998
(Accumulated deficit)/retained earnings	(109,295)	1,024,017
Treasury stock—at cost	(115,257)	(115,257)

Total stockholders’ equity	330,264	1,321,803

Total liabilities and stockholders’ equity	$3,637,322	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Share Amounts)

	Three Months Ended		Year Ended
	October 31, 2008	October 31, 2007	October 31, 2008	October 31, 2007
Revenues:
Homebuilding:
Sale of homes	$677,661	$1,308,219	$3,177,853	$4,581,375
Land sales and other revenues	32,176	64,150	78,039	141,355

Total homebuilding	709,837	1,372,369	3,255,892	4,722,730
Financial services	11,593	19,500	52,219	76,191

Total revenues	721,430	1,391,869	3,308,111	4,798,921

Expenses:
Homebuilding:
Cost of sales, excluding interest	664,960	1,201,603	3,010,902	3,977,653
Cost of sales interest	47,328	46,472	145,961	131,957
Inventory impairment loss and land option write-offs	263,159	273,353	710,120	457,773

Total cost of sales	975,447	1,521,428	3,866,983	4,567,383
Selling, general and administrative	89,249	137,558	377,068	539,362

Total homebuilding expenses	1,064,696	1,658,986	4,244,051	5,106,745
Financial services	8,013	12,444	35,567	48,321
Corporate general and administrative	20,680	21,559	82,846	85,878
Other interest	18,718	751	30,375	9,797
Other operations	3,179	1,911	9,837	4,799
Goodwill and intangible amortization and impairment	35,363	83,700	36,883	162,124

Total expenses	1,150,649	1,779,351	4,439,559	5,417,664

Loss from unconsolidated joint ventures	(27,244)	(25,289)	(36,600)	(28,223)

Loss before income taxes	(456,463)	(412,771)	(1,168,048)	(646,966)

State and federal income tax(benefit)/provision:
State	(1,940)	6,970	13,760	7,088
Federal	(4,064)	46,852	(57,218)	(26,935)

Total taxes	(6,004)	53,822	(43,458)	(19,847)

Net loss	(450,459)	(466,593)	(1,124,590)	(627,119)
Less: preferred stock dividends	—	2,668	—	10,674

Net loss available to common stockholders	$(450,459)	$(469,261)	$(1,124,590)	$(637,793)

Per share data:
Basic:
Loss per common share	$(5.79)	$(7.42)	$(16.04)	$(10.11)
Weighted average number of common shares outstanding	77,747	63,207	70,131	63,079
Assuming dilution:
Loss per common share	$(5.79)	$(7.42)	$(16.04)	$(10.11)
Weighted average number of common shares outstanding	77,747	63,207	70,131	63,079

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

		Communities Under Development
		Three Months - 10/31/2008
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		October 31, 2008			October 31, 2008			October 31, 2008
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Northeast
	Home	168	554	(69.68%)	404	645	(37.36%)	497	975	(49.03%)
	Dollars	66,381	218,424	(69.61%)	181,158	298,039	(39.22%)	215,604	503,445	(57.17%)
	Avg. Price	395,137	394,268	0.22%	448,411	462,076	(2.96%)	433,811	516,354	(15.99%)
Mid-Atlantic
	Home	157	333	(52.85%)	342	595	(42.52%)	385	753	(48.87%)
	Dollars	50,477	119,188	(57.65%)	133,121	258,178	(48.44%)	165,871	358,778	(53.77%)
	Avg. Price	321,510	357,920	(10.17%)	389,243	433,913	(10.29%)	430,834	476,465	(9.58%)
Southeast
	Home	91	308	(70.45%)	228	594	(61.62%)	163	2,151	(92.42%)
	Dollars	13,314	76,451	(82.59%)	51,979	155,560	(66.59%)	45,657	614,575	(92.57%)
	Avg. Price	146,308	248,216	(41.06%)	227,978	261,886	(12.95%)	280,104	285,716	(1.96%)
Midwest
	Home	84	355	(76.34%)	267	358	(25.42%)	291	759	(61.66%)
	Dollars	18,866	71,678	(73.68%)	57,084	81,138	(29.65%)	61,108	153,171	(60.10%)
	Avg. Price	224,583	201,910	11.23%	213,798	226,642	(5.67%)	209,993	201,806	4.06%
West
	Home	257	480	(46.46%)	369	648	(43.06%)	151	549	(72.50%)
	Dollars	66,032	165,023	(59.99%)	100,609	259,634	(61.25%)	57,642	205,716	(71.98%)
	Avg. Price	256,930	343,798	(25.27%)	272,653	400,670	(31.95%)	381,735	374,710	1.87%
Southwest
	Home	468	751	(37.68%)	684	1,129	(39.42%)	420	751	(44.07%)
	Dollars	103,626	168,440	(38.48%)	153,710	255,670	(39.88%)	100,305	174,206	(42.42%)
	Avg. Price	221,425	224,288	(1.28%)	224,722	226,457	(0.77%)	238,819	231,966	2.95%
Consolidated Total
	Home	1,225	2,781	(55.95%)	2,294	3,969	(42.20%)	1,907	5,938	(67.88%)
	Dollars	318,696	819,204	(61.10%)	677,661	1,308,219	(48.20%)	646,187	2,009,891	(67.85%)
	Avg. Price	260,161	294,572	(11.68%)	295,406	329,609	(10.38%)	338,850	338,479	0.11%
Unconsolidated Joint Ventures
	Home	122	161	(24.22%)	185	471	(60.72%)	263	427	(38.41%)
	Dollars	44,770	55,750	(19.70%)	66,217	205,416	(67.76%)	157,167	202,422	(22.36%)
	Avg. Price	366,959	346,273	5.97%	357,932	436,128	(17.93%)	597,593	474,056	26.06%
Total
	Home	1,347	2,942	(54.21%)	2,479	4,440	(44.17%)	2,170	6,365	(65.91%)
	Dollars	363,466	874,954	(58.46%)	743,878	1,513,635	(50.85%)	803,354	2,212,313	(63.69%)
	Avg. Price	269,834	297,401	(9.27%)	300,072	340,909	(11.98%)	370,209	347,575	6.51%
DELIVERIES INCLUDE EXTRAS

Notes:

(1)	Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

		Communities Under Development
		Twelve Months - 10/31/2008
		Net Contracts(1)			Deliveries
		Twelve Months Ended			Twelve Months Ended			Contract Backlog
		October 31, 2008			October 31, 2008			October 31, 2008
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Northeast
	Home	934	1,756	(46.8%)	1,412	1,999	(29.4%)	497	975	(49.0%)
	Dollars	381,401	802,459	(52.5%)	679,488	935,476	(27.4%)	215,604	503,445	(57.2%)
	Avg. Price	408,352	456,981	(10.6%)	481,224	467,972	2.8%	433,811	516,354	(16.0%)
Mid-Atlantic
	Home	880	1,545	(43.0%)	1,248	1,926	(35.2%)	385	753	(48.9%)
	Dollars	313,405	677,581	(53.8%)	509,009	885,599	(42.5%)	165,871	358,778	(53.8%)
	Avg. Price	356,142	438,564	(18.8%)	407,860	459,813	(11.3%)	430,834	476,465	(9.6%)
Southeast
	Home	584	1,109	(47.3%)	2,572	2,771	(7.2%)	163	2,151	(92.4%)
	Dollars	132,245	312,070	(57.6%)	624,106	745,240	(16.3%)	45,657	614,575	(92.6%)
	Avg. Price	226,447	281,397	(19.5%)	242,654	268,943	(9.8%)	280,104	285,716	(2.0%)
Midwest
	Home	497	1,134	(56.2%)	965	1,043	(7.5%)	291	759	(61.7%)
	Dollars	106,887	248,744	(57.0%)	209,759	226,804	(7.5%)	61,108	153,171	(60.1%)
	Avg. Price	215,064	219,351	(2.0%)	217,367	217,453	(0.0%)	209,993	201,806	4.1%
West
	Home	1,366	2,067	(33.9%)	1,764	2,182	(19.2%)	151	549	(72.5%)
	Dollars	421,292	833,986	(49.5%)	551,978	959,682	(42.5%)	57,642	205,716	(72.0%)
	Avg. Price	308,413	403,476	(23.6%)	312,913	439,818	(28.9%)	381,735	374,710	1.9%
Southwest
	Home	2,285	3,395	(32.7%)	2,616	3,643	(28.2%)	420	751	(44.1%)
	Dollars	518,565	758,340	(31.6%)	603,513	828,574	(27.2%)	100,305	174,206	(42.4%)
	Avg. Price	226,944	223,370	1.6%	230,701	227,443	1.4%	238,819	231,966	3.0%
Consolidated Total
	Home	6,546	11,006	(40.5%)	10,577	13,564	(22.0%)	1,907	5,938	(67.9%)
	Dollars	1,873,795	3,633,180	(48.4%)	3,177,853	4,581,375	(30.6%)	646,187	2,009,891	(67.9%)
	Avg. Price	286,251	330,109	(13.3%)	300,449	337,760	(11.0%)	338,850	338,479	0.1%
Unconsolidated Joint Ventures
	Home	540	661	(18.3%)	704	1,364	(48.4%)	263	427	(38.4%)
	Dollars	221,858	211,797	4.8%	262,605	535,051	(50.9%)	157,167	202,422	(22.4%)
	Avg. Price	410,848	320,418	28.2%	373,018	392,266	(4.9%)	597,593	474,056	26.1%
Total
	Home	7,086	11,667	(39.3%)	11,281	14,928	(24.4%)	2,170	6,365	(65.9%)
	Dollars	2,095,653	3,844,977	(45.5%)	3,440,458	5,116,426	(32.8%)	803,354	2,212,313	(63.7%)
	Avg. Price	295,746	329,560	(10.3%)	304,978	342,740	(11.0%)	370,209	347,575	6.5%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.